                                                                   Exhibit 10.12




                                 LEASE AGREEMENT

                       DATED THIS 22 DAY OF JANUARY, 1998

                                 BY AND BETWEEN

                       PIEDMONT / MAPLE, L.L.C., AS LESSOR

                                       AND

                         FITECH SYSTEMS, INC, AS LESSEE




EXHIBITS:

A         Site Plan and Floor Plan of Expansion Premises

B         Rules & Regulations

C         Special Stipulations

D         Floor Plan of Premises

E         Floor Plan of Cancellation Right Premises

F         Floor Plan of Relocation Premises

G         Floor Plan of Right of First Offer Excluded Premises

                             FITECH LEASE ARTICLES:



     ARTICLE                               CONTENTS
     -------                               --------
        1          Premises
        2          Term
        3          Rental
        4          Adjustment of Base Rental (Article Intentionally Deleted)
        5          Security Deposit (Article Intentionally Deleted)
        6          Improvements or repairs by lessor
        7          Delivery of Possession to Lessee by Lessor
        8          Use of expansion premises
        9          Repairs by Lessee
       10          Alterations and improvements
       11          Services of Lessor
       12          Liability of Lessor
       13          Entry for carding, etc.
       14          Event of default
       15          Remedies
       16          Late payments
       17          Assignment and subletting
       18          Transfer of leases (Article Intentionally Deleted)
       19          Destruction or damage to expansion premises
       20          Removal of fixtures
       21          Attorney's fees and homestead
       22          Entire agreement
       23          Time of essence
       24          Mortgagee's rights
       25          Sale of expansion premises by Lessor
       26          No estate in land
       27          Rights cumulative
       28          Holding over
       29          Surrender of expansion premises
       30          Addresses and notices
       31          Damage or theft of personal property
       32          Rules and regulations
       33          Eminent domain
       34          Definitions
       35          General liability of Lessee (Insurance requirements)
       36          Disclosure of agency relationship
       37          Broker
       38          Special Stipulations
       39          Estoppel certificate

          ARTICLE                                CONTENTS
          -------                                --------
         Exhibit A         Site Plan and Floor Plan of Expansion Premises
         Exhibit B         Rules & Regulations
         Exhibit C         Special Stipulations
         Exhibit D         Floor Plan of Premises
         Exhibit E         Floor Plan of Cancellation Right Premises
         Exhibit F         Floor Plan of Relocation Premises
         Exhibit G         Floor Plan of Right of First Offer Excluded Premises

                         STANDARD OFFICE BUILDING LEASE

         THIS AGREEMENT (the "Lease"), made this _____ day of _______________, 19__, by and between PIEDMONT / MAPLE, L.L.C., a Georgia limited liability company, ("Lessor") and FITECH SYSTEMS, INC., ("Lessee").

         FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do agree as follows:

         1. PREMISE. Lessor, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by Lessee, has leased and rented, and by these presents does lease and rent, unto Lessee, and Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described space ("Expansion Premises"), being Suite 470, comprising approximately 1,828 rentable square feet as shown on floor plan attached hereto as Exhibit "A" and made a part hereof, located on the fourth floor of the building, which is located at 3098 Piedmont Road, Atlanta, Fulton County, Georgia 30305 ("Building"). No easement for light or air is included in the Expansion Premises.

         2. TERM. Lessee takes and accepts from Lessor the Expansion Premises in their present condition as suited for the intended use of Lessee for a term beginning on the 1st day of February, 1998, and ending on the 31st day of July, 2004, at midnight, unless sooner terminated as hereinafter provided ("Lease Term").

         3. RENTAL. Lessee agrees to pay Lessor promptly on the first day of each month in advance during the term of this Lease, monthly rental ("Base Rental") as follows:

                  Period                                    Monthly Amount
                  ------                                    --------------
         02/01/98 - 07/31/98                                $2,399.25
         08/01/98 - 07/31/99                                $2,486.82
         08/01/99 - 07/31/00                                $2,577.59
         08/01/00 - 07/31/01                                $2,671.67
         08/01/01 - 07/31/02                                $2,769.19
         08/01/02 - 07/31/03                                $2,870.27
         08/01/03 - 07/31/04                                $2,975.03

Same shall be payable to Lessor at Lessor's address or at such other address Lessor designates in writing. Lessee shall pay to Lessor all Base Rental and all other charges due and owing by Lessee under the Lease without counterclaim, deduction, or setoff. All charges, sums of money or amounts due hereunder shall be paid as additional rental, whether or not such charges, sums or amounts are referred to as additional rental.

         6. IMPROVEMENTS OR REPAIRS BY LESSOR. Prior to commencement of the Lease Term, Lessor will at its expense, unless otherwise stated herein, complete, alter, renovate and/or decorate the Expansion Premises to conform to the floor plan attached hereto as Exhibit "A" and any specifications shown thereon. Subject to completion of any such work, if any, Lessee accepts the Expansion Premises in their present condition and as suited for the use intended by Lessee. Throughout the term of this Lease or any renewal thereof, Lessor shall not otherwise be required to make any repairs or improvements to the Expansion Premises, except repairs necessary for safety and tenantability.

         7. DELIVERY OF POSSESSION TO LESSEE BY LESSOR. If Lessor, for any reason whatsoever, fails to deliver possession of the Expansion Premises to Lessee at the commencement of the Lease Term as above specified, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in that event, there shall be a proportionate reduction of rent covering the period between the commencement of the Lease Term and the time when Lessor can deliver possession.

         8. USE OF EXPANSION PREMISES. Lessee shall use the Expansion Premises only for general office purposes and shall not use the Expansion Premises for any other purpose or illegal purpose, or violate any statute, regulation, rule, or order of any governmental body, or create or allow to exist any nuisance or trespass, or do any act in or about the Expansion Premises, or bring anything on to or in the Expansion Premises or Building containing same, which will in any way increase the rate of insurance or violate the insurance on the Expansion Premises or Building, or deface or injure the Expansion Premises or Building, or overload the floor of the Expansion Premises. Lessee covenants that it will not permit any mechanic's lien or liens to be placed upon the Expansion Premises or the Building. In the event any such lien is attached to the Expansion Premises, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge or bond off the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent. The Lessee's stated business is software development and services.

         9. REPAIRS BY LESSEE. Lessee, during the term of this Lease or any extension or renewal of this Lease, shall, at its expense, make all repairs as shall be reasonably necessary to keep the Expansion Premises in good condition and repair, normal wear and tear excepted. Lessee further agrees that all damage or injury of whatever nature done to the Expansion Premises by the Lessee or by any person in or upon the Expansion Premises, except the Lessor, Lessor's agents, servants and employees, shall be repaired by Lessee at its expense. If Lessee fails to perform, or caused to be performed, any maintenance or repairs required of it hereunder, then at the option of Lessor, in its discretion, any such maintenance or repairs may be performed or caused to be performed by Lessor and the cost and expense thereof shall be charged to Lessee, and Lessee shall pay the amount thereof to Lessor on demand as additional rent. Lessee shall be liable for and shall hold Lessor harmless with respect to damage or injury to Lessor, Expansion Premises, and property or persons of Lessor's other tenants, or any one else, if due to act of neglect of Lessee, or any one in its control or employ. Lessee shall at once report in writing to Lessor any defective condition known to it which Lessor is required to repair, and failure so to report shall make Lessee responsible for damages resulting from such defective condition.

         10. ALTERATIONS AND IMPROVEMENTS. Lessee shall not make or allow to be made any alterations, physical additions or improvements in or to the Expansion Premises beyond the initial tenant improvements, if any, without first obtaining Landlord's written consent, which consent may be granted or withheld in the sole discretion of Landlord. Upon Landlord's request, Lessee will furnish plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for its reasonable costs to review such plans. Any alterations, physical additions or improvements shall at once become the Property of Lessor; provided, however, Lessor, at its sole option may require Lessee to remove any alterations, additions or improvements in order to restore the Expansion Premises to the condition existing on the Commencement Date. All costs of any such alterations, additions or improvements shall be borne by Lessee. All alterations, additions or improvements must be made in good, first class, workmanlike manner that does not disturb other tenants (i.e.: any loud work must be performed during no-business hours) and Lessee must maintain such liability and builder's risk insurance as Lessor may reasonably require throughout construction. Lessee does hereby indemnify, defend and hold Lessor harmless from and against all claims for damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Lessee. Under no circumstances shall Lessor be required to pay during the term of this Lease and any extensions or renewals thereof, any ad valorem or Property tax on such alterations, additions or improvements, Lessee hereby covenanting to pay all such taxes when they become due. In the event any alterations, additions, improvements or repairs are to be performed by contractors or workmen other than Lessor's contractors or workmen, any such contractors or workmen must first be approved in writing by Lessor. Lessor agrees to assign to Lessee any rights it may have against the contractor of the Expansion Premises with respect to any work performed by said contractor in connection with improvements made by Lessor at the request of Lessee.

         11. SERVICES OF LESSOR. Lessor agrees to provide Lessee, as Lessor deems necessary, the following services:

         (a) General cleaning and janitorial service;

         (b) Heating and air-conditioning service daily on Monday through Friday (with the following holidays excepted: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day), from 8:00 a.m. to 6:00 p.m. and on Saturdays, if not a holiday, from 8:00 a.m. to 12:00 p.m. Lessor reserves the right to prohibit the use of heat-generating machines and equipment unless and until arrangements are made by Lessee, acceptable to Lessor, to install supplementary air-conditioning equipment in the Expansion Premises at Lessee's cost and expense, and the costs of operation and maintenance of such shall be paid by Lessee on the monthly rental payment dates at such rates as are established by Lessor. Should Lessee desire either heating or air-conditioning at times when such services are not furnished by Lessor under the terms of the Lease, Lessor will furnish such services only if authorized by Lessee at Lessee's expense and at such hourly charge as is from time to time determined by Lessor, which charges Lessee shall promptly pay on being billed by Lessor. Lessor also reserves the right separately to submeter and bill Lessee as additional rent for excessive use of any utilities, such as electric, water, gas, etc. or arrange for master metering or billing of certain utilities that will benefit all tenants, in Lessor's sole opinion, in the building;

         (c) Elevator service daily, applicable, on Monday through Friday (with the following holidays excepted: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day), from 8:00 a.m. to 6:00 p.m. and on Saturdays, if not a holiday, from 8:00 a.m. to 12:00 p.m.;

         (d) Electric current for lighting, and reasonable facilities for furnishing 110 volt electric power for usual and normal office equipment; and

         (e) Common use restrooms and toilets.

         12. LIABILITY OF LESSOR. Lessor shall not be liable to Lessee in any manner whatsoever for failure to furnish or delay in furnishing any service provided for in this Lease and no such failure or delay to furnish any service or services by Lessor shall be an actual or constructive eviction of Lessee nor shall any such event operate to relieve Lessee from the prompt and punctual performance of each and all the covenants to be performed herein by Lessee, nor shall Lessor be liable to Lessee for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems or by water discharged from sprinkler systems, if any, in the Building; nor for the theft, mysterious disappearance, or loss of any property of Lessee whether from the Expansion Premises or any part of the Building or property adjoining the Building. Lessor agrees to make reasonable efforts to protect Lessee from interference or disturbance by third persons including other tenants. However, Lessor shall not be liable for any such interference or disturbance whether caused by another tenant or tenants of Lessor or other persons, nor shall Lessee be relieved from any obligation herein because of such interference, disturbance or breach. Lessor shall have the right to change the name of the Building or the design or construction thereof whenever Lessor, in its sole discretion, deems it appropriate without any liability to Lessee and without any consent of Lessee being necessary. Lessor shall have no personal liability with respect to the provisions of this Lease, and if Lessor is in default with respect to its obligations hereunder, Lessee shall look solely to Lessor's equity in the Expansion Premises for satisfaction of Lessee's remedies. In no event shall Lessor's liability exceed such equity.

         13. ENTRY FOR CARDING, ETC. Lessor may card the Expansion Premises "FOR RENT" or "FOR SALE" sixty (60) days before the termination of this Lease or any renewal thereof. Lessor may enter the Expansion Premises at reasonable hours to exhibit same to prospective purchasers, lenders or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

         14. EVENT OF DEFAULT. The occurrence of any of the following shall constitute a material breach and an event of default of this Lease by Lessee:

         (a) If the Base Rental or any other sum of money payable under this Lease is not paid when due;

         (b) If, for a period of thirty (30) consecutive days, the Expansion Premises are deserted or vacated even though Lessee continues to pay the stipulated monthly rent;

         (c) Any petition is filed by or against Lessee under any section or chapter of the Federal Bankruptcy Act;

         (d) Lessee shall become insolvent or transfer property in fraud or creditors;

         (e) Lessee shall make an assignment for benefit of creditors;

         (f) A receiver is appointed for any of Lessee's assets; or

         (g) Lessee breaches or fails to comply with any term, provision, condition, or covenant of this Lease, other than the payment of Base Rental and any other sum due and payable hereunder, or if Lessee breaches or fails to comply with any of the Rules and Regulations now or hereafter from time to time established by Lessor to govern the operation of the Building, and such breach or failure is not cured within seven (7) days after written notice of such breach or failure is given by Lessor to Lessee.

         15. REMEDIES.

         (a) Upon the occurrence of an event of default, Lessor shall have the option to do and perform any one or more of the following:

                  (i) Lessor, with or without terminating this Lease, may immediately or at any time thereafter as long as such event of default remains uncured, reenter the Expansion Premises and perform, correct or repair any condition, which shall constitute a failure on Lessee's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Rules and Regulations now in effect or hereafter adopted, and Lessee shall fully reimburse and compensate Lessor on demand, as additional rent, all costs and expenses incurred by Lessor in such performance, correction or repairing.

                  (ii) Lessor, with or without terminating this Lease, may immediately or at any time thereafter so long as such event of default remains uncured, demand in writing that Lessee vacate the Expansion Premises and thereupon Lessee shall vacate the Expansion Premises and remove therefrom all property thereon belonging to or placed on the Expansion Premises by, at the direction of, or with consent of Lessee within ten days of such notice from Lessor, whereupon Lessor shall have the right to reenter and take possession of the Expansion Premises. Any such demand, reentry and taking possession of the Expansion Premises by Lessor shall not of itself constitute an acceptance by Lessor of a surrender of this Lease or of the Expansion Premises by Lessee and shall not of itself constitute a termination of this Lease by Lessor.

                  (iii) Lessor, with or without terminating this Lease, may immediately or at any time thereafter so long as such event of default remains uncured, relet the Expansion Premises or any part thereof for such time or times, at such rental or rentals and upon such terms and conditions as Lessor, in its sole discretion, may deem advisable, and Lessor may make any alterations or repairs to the Expansion Premises which it may deem necessary or proper to facilitate such reletting; and Lessee shall pay all costs and expenses of such reletting including, but not limited to, the cost of any such alterations and repairs to the Expansion Premises, attorney's fees, and brokerage commissions; and, if this Lease shall not have been terminated, Lessee shall continue to pay all Base Rental and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Expansion Premises, and thereafter Lessee shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved to this Lease, but Lessee shall not be entitled to receive or receive credit for any excess of any such rents collected over the rents reserved herein.

                  (iv) Lessor may immediately, or at any time thereafter so long as such event of default remains uncured, terminate this Lease, and this Lease shall be deemed to have been terminated upon written notice of such termination given by Lessor to Lessee. Upon such termination, Lessor shall recover from Lessee all damages Lessor may suffer by reason of such termination including, without limitation, unamortized sums expended by Lessor for construction of improvements, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the costs (including court costs and attorneys' fees) of recovering possession of the Expansion Premises, the costs of any alteration of or repair to the Expansion Premises, which is necessary or proper to prepare the same for reletting. In addition thereto, Lessor, at its election, shall have the right to collect as liquidated damages, and not as a penalty, and in addition to all Base Rental and other amounts previously due and unpaid under the terms and conditions of this Lease, the accelerated present value of the Base Rental, and all other sums provided herein to be paid by Lessee during the remainder of the term of this Lease (the "Rent Balance"), less the Net Rental Value of the Expansion Premises as hereinafter defined. The term "Net Rental Value" shall mean the fair rental value of the Expansion Premises for the remainder of the term of this Lease reduced to present value, less Lessor's costs, expenses and attorney's fees in connection with the preparation of the Expansion Premises for reletting and for the reletting itself. The Lessor and Lessee agree that in no event shall the Net Rental Value exceed the Rent Balance. Lessor and Lessee further agree that the damages caused by the Lessee's default would be difficult or impossible to estimate accurately and that this measure of damages is a reasonable pre-estimate of Lessor's probable loss resulting from Lessee's breach. The acceptance of the liquidated damages set forth in this subsection (iv) shall not constitute a waiver of any failure of Lessee thereafter occurring to comply with any term, provision, condition or covenant of this Lease.

                  (v) In addition to the foregoing, Lessor shall be entitled to exercise any and all remedies available to Lessor at law or in equity as a result of the occurrence of an event of default by Lessee under this Lease.

         (b) If Lessor reenters the Expansion Premises or terminates this Lease pursuant to any of the provisions of this Lease, Lessee hereby waives all claims for damages which may be caused by such reentry or termination by Lessor. Lessee shall and does hereby agree to indemnify and hold Lessor harmless from any loss, cost (including court costs and attorney's fees), or damages suffered by Lessor by reason of such reentry or termination.

         (c) No course of dealing between Lessor and Lessee or any failure or delay on the part of Lessor in exercising any rights of Lessor under this Section, or under any other provisions of this Lease, shall operate as a waiver of any rights of Lessor hereunder or under any other provisions of this Lease, nor shall any waiver of an event of default on one occasion operate as a waiver of any subsequent event of default or of any other event of default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

         (d) The exercise by Lessor of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Lessor of any one or more of the other rights and remedies herein provided.

         16. LATE PAYMENTS. It is acknowledged by the parties hereto that the late payment by Lessee to Lessor of Base Rental or any other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Therefore, Lessee shall pay, as a late charge in the event any installment of Base Rental or other charge to be paid by Lessee hereunder is not paid when due, a sum equal to the greater of one hundred dollars or an amount equal to five percent of the amount due for each and every ten day period that said amount remains unpaid. Should Lessee make a partial payment of past due amounts, the amount of such partial payment shall be applied to reduce all accrued and unpaid late charges, in the order of their accrual, and then to reduce all other past due amounts, in the order of their maturity. The parties agree that such late charge represents the fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. All rent not paid when due, including any and all late charges as provided in this Section above, shall bear interest at the rate of one and one-half percent per month, or the maximum rate permitted by law, whichever is higher.

         17. ASSIGNMENT AND SUBLETTING. Lessee may not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Expansion Premises or any part thereof; or permit the use of the Expansion Premises by any party other than Lessee. Any such approved assignment or subletting shall only be to a tenant whose business is similar to that of Lessee. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Lessor. Subtenants or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability. Lessee agrees to pay to Lessor, on demand, reasonable costs incurred by Lessor in connection with any request by Lessee for Lessor to approve the assignment of this Lease or the subletting of the Expansion Premises by Lessee. If any profit or additional consideration is payable or paid by the sublessee or assignee to Lessee or Lessee's agents or representatives, Lessee shall promptly pay such amount to Lessor as additional rental when rent is due. 19. DESTRUCTION OR DAMAGE TO EXPANSION PREMISES.

         (a) If the Expansion Premises are damaged partially or wholly by fire, the elements, act of God or other casualty, and if such damage cannot, in Lessor's reasonable estimation, be materially restored within one hundred eighty days of such damage, then Lessor may, at its sole option, terminate this Lease as of the date of such fire or casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Lessor shall exercise its option provided herein by written notice to Lessee within ninety days of such fire or other casualty.

         (b) If this Lease is not terminated pursuant to subsection (a) above, then Lessor shall proceed with due diligence to repair and restore the Expansion Premises (except that Lessor may elect not to rebuild, and thus terminate this Lease, if such damage occurs during the last year of the Lease Term, excluding any option which is unexercised at the date of such damage). Lessor's obligation to restore the Expansion Premises under the preceding sentence shall be discharged upon restoration of those tenant improvements in the Expansion Premises initially paid for by Lessor. In no event shall Lessor be required to rebuild, repair, or replace any personal property, equipment, or trade fixtures which belong to Lessee.

         (c) If this Lease is not terminated by Lessor pursuant to this Section 18 and if Lessor shall determine that the Expansion Premises are unfit for occupancy in whole or in part following such damage, the Base Rental payable during the period in which the Expansion Premises are deemed by Lessor to be unfit for occupancy shall abate in proration to the number of square feet of the Expansion Premises rendered unusable by such damage; provided, however, that no such abatement and reduction shall be made under the provisions of this subsection (c) in the event such damage shall have been caused through the negligence or willful misconduct of Lessee, its agents, employees, contractors, invitees, licensees, tenants, or assignees.

         (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Expansion Premises or Building requires that any insurance proceeds be paid to it, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Lease Term.

         (e) If any such casualty stated in this Section 18 occurs, Lessor shall not be liable to Lessee for inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such damage, or from any repair, modification, arranging, or rearranging of any portion of the Expansion Premises or any part or all of the Building or for termination of this Lease as provided in this Section 18.

         20. REMOVAL OF FIXTURES. Lessee may (if not in default hereunder) prior to the expiration of this Lease or any renewal thereof, remove all fixtures and equipment which he have been placed in the Expansion Premises by Lessee, provided Lessee restores the Expansion Premises to their existing condition at the installation thereof. Any property of Lessee which Lessee fails to remove from the Expansion Premises prior to the expiration of this Lease shall be deemed abandoned by Lessee and may be disposed of by Lessor. Additionally any additions and leasehold improvements made or placed in or upon the Expansion Premises by Lessor or Lessee shall be and become Lessor's property at the end of the term of this Lease, all without compensation or payment to Lessee, and shall remain upon and in the Expansion Premises during and at the termination of this lease. Any property of Lessee which Lessee fails to remove from the Expansion Premises prior to the expiration of this Lease shall be deemed abandoned by Lessee and may be disposed of by Lessor.

         21. ATTORNEY'S FEES AND HOMESTEAD. If any rent owing under this Lease is collected by or through an attorney at law, Lessee agrees to pay to Lessor fifteen percent (15%) thereof as attorneys' fees or the actual attorney's fees plus a fifteen percent (15%) administrative charge, whichever is less. Lessee waives all homestead rights and exemptions which he may have under any laws as against any obligation owing under this Lease. Lessee hereby assigns to Lessor his homestead and exemption.

         22. ENTIRE AGREEMENT. This Lease, including any attachments made a part hereof, contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

         23. TIME OF ESSENCE. Time is of the essence of this Agreement.

         24. MORTGAGEE'S RIGHTS. This Lease and all rights of Lessee hereunder and shall be subject and subordinate to the lien of any mortgage, deed to secure debt, deed of trust, or other instrument encumbering the fee title of the Expansion Premises and to any modifications, renewals, consolidations, extensions or replacements thereof. Such subordination is and shall be self-operative. No further instrument of subordination shall be required by the holder of any such mortgage, deed to secure debt, deed of trust or other instrument affecting and encumbering the fee title of the Expansion Premises. In confirmation of such subordination, Lessee agrees upon request to hereafter execute and deliver any paper or papers which the counsel for Lessor may deem necessary to evidence such subordination and, in default of Lessee so doing, Lessor is hereby empowered as Lessee's attorney-in-fact to execute and deliver such paper or papers in the name of Lessee, and as the act and deed of Lessee, and this authority is hereby declared to be coupled with an interest and not revocable. If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering the Building or the land underlying the Building or if the lessor under any ground lease affecting the Building or the land underlying the Building shall hereafter succeed to the rights of Lessor under this Lease, whether through possession or foreclosure action or exercise of private power of sale or delivery of a new lease, Lessee shall, at the option of such holder or lessor, attorn to and recognize such successor as Lessee's lessor under this Lease as of the date of such succession to Lessor's interest and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, and Lessee hereby irrevocably appoints Lessor or such holder or such lessor the attorney-in-fact of Lessee to execute and deliver such instrument on behalf of Lessee should Lessee refuse and fail to do so within ten
(10) days after Lessor or such holder or such lessor shall have given notice to Lessee requesting the execution and delivery of such instrument. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor Lessor and Lessee, subject to all the terms, covenants and conditions of this Lease. At any time and from time to time, Lessee, on or before the date specified in a request therefor made by Lessor, which date shall not be earlier than ten days after Lessor's making of such request, shall execute, acknowledge, and deliver to Lessor a certificate evidencing whether or not (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way and attaching a copy of any such instrument of amendment, (iii) there are any existing events of default on the part of Lessor hereunder to the knowledge of Lessee and specifying with particularity the nature of such events of default, if any, and (iv) rent, and other amounts due hereunder, if any, have been paid, and certifying to such other matters as Lessor may reasonably request. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Lessor's interest hereunder or of any part of Lessor's property or by any mortgagee of Lessor's interest hereunder. Notwithstanding the foregoing, Lessee shall, upon demand, at any time or times, execute, acknowledge and deliver to Lessor or to the holder of a mortgage, deed to secure debt, deed of trust or other instrument encumbering the Expansion Premises, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of such mortgage, deed to secure debt, deed of trust or other instrument.

         25. SALE OF EXPANSION PREMISES BY LESSOR. In the event of any sale of the Expansion Premises by Lessor, Lessor shall be and is hereby entirely freed and relieved of all liability to Lessee under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale.

         26. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor, Lessee has only a usufruct, not subject to levy and sale and not assignable by Lessee except by Lessor's prior written consent. Lessee expressly acknowledges and agrees that nothing contained in this Lease shall authorize or permit nor is it intended to authorize or permit, Lessee or any of its agents, employees or invitees to use the parking located adjacent to the Building for any purpose whatsoever unless such use is specifically authorized or permitted by agreements with Lessor contained in this Lease. This Lease is not in recordable form, and Lessee agrees not to record or permit the recording of this Lease.

         27. RIGHTS CUMULATIVE. All remedies provided for in this Lease are cumulative and may, at the election of Lessor, be exercised alternatively, successively, or in any other manner and are in addition to, and not in lieu of, any other rights provided for in this Lease or allowed by law or in equity.

         28. HOLDING OVER. If Lessee remains in possession after expiration of the Lease Term hereof, with Lessor's acquiescence and without any written agreement of the parties hereto, Lessee shall be a month-to-month tenant at one hundred twenty percent (120%) of the rental rate in effect at the end of the Lease; and there shall be no renewal of this Lease by operation of law. Notwithstanding the notice provision of Official Code of Georgia Annotated
Section 44-7-7, as the same may be now or hereafter amended, Lessor and Lessee expressly agree that any month-to-month tenancy created pursuant to the terms of this Section may be terminated upon thirty days' prior written notice by either party to this Lease to the other party.

         29. SURRENDER OF EXPANSION PREMISES. At termination of this Lease, Lessee shall surrender the Expansion Premises and keys thereof to Lessor in the same condition as at commencement of the term, natural wear and tear only excepted.

         30. ADDRESSES AND NOTICES.

         (a) Except for legal process, which may also be served as by law provided or as provided below, all notices required or desired to be given with respect to this Lease shall, in order to be effective, be in writing and shall be deemed to be given to and received by the party intended to receive such notice when hand delivered or three days after such notice shall have been deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed to the addresses set forth in this Section below, with the return receipt evidencing actual receipt. In the event of a change of address by either party, such party shall have written notice thereof to the other party in accordance with the foregoing.

         (b) To the extent permitted by law, (i) Lessee hereby appoints and designates the Expansion Premises as a proper place for service of process upon Lessee, and agrees that service of process upon any person apparently employed by Lessee at or about the Expansion Premises or by leaving process in a conspicuous place within the Expansion Premises or by the mailing of a copy thereof by certified mail at Lessee's address set forth in this Section below shall constitute personal service of such process upon Lessee (provided, however, Lessor does not hereby waive the right to serve Lessee with process by any other lawful means), (ii) Lessee hereby expressly waives the service of any notice under any existing or future law of the State of Georgia applicable to landlords and tenants, and (iii) Lessee hereby submits to the jurisdiction of any state or federal court located in Fulton County, Georgia, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts for the purpose of any suit, action or other proceeding arising out of Lessee's obligations under or with respect to this Lease and Lessee hereby expressly waives any and all objections that Lessee may have as to jurisdiction and/or venue in any of such courts.

                  Lessor's address:     Piedmont Maple L.L.C.
                                        3098 Piedmont Road
                                        Suite 490
                                        Atlanta, Georgia 30305
                                        Attn:  Craig Kaufman & David Eichenblatt

                  Lessee's address:     FITECH Systems, Inc.
                                        3098 Piedmont Road
                                        Suite #200
                                        Atlanta, Georgia 30305

         31. DAMAGE OR THEFT OF PERSONAL PROPERTY. Lessee agrees that all personal property brought into the Expansion Premises shall be at the risk of Lessee only and that Lessor shall not be liable for theft thereof or any damages thereto occasioned from any act of co-tenants, or other occupants of the Building or any other person.

         32. RULES AND REGULATIONS. The rules and regulations in regard to the Building, attached hereto as Exhibit "B" and all rules and regulations which Lessor may hereafter, from time to time, adopt and promulgate for the government and management of said Building, are hereby made a part of this Lease and shall, during the Lease Term, be in all things observed and performed by Lessee and by Lessee's employees, servants and agents.

         33. EMINENT DOMAIN. It is mutually agreed that if the whole or any part of the Expansion Premises shall be taken permanently (as opposed to temporary appropriation) by Federal, State, County or City authority for public use, or under any statute, or by right of eminent domain, then when possession shall be taken thereunder of the Expansion Premises, or any part thereof, the term hereby granted and all rights of the Lessee thereunder shall immediately cease and terminate. And it is expressly agreed that Lessee shall not have any right or claim of any award made to or received by Lessor for such taking.

         34. DEFINITIONS. "Lessor" as used in this Lease shall include the first party, its heirs, representatives, assigns and successors in title to the Expansion Premises. The term "Lessee" and the term "Tenant" shall have the same meaning herein. "Lessee" shall include the second party, its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or subleases, as to the Expansion Premises covered by such assignment or sublease. "Lessor" and "Lessee" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties. If more than one individual or entity comprises and constitutes Lessee, then all individuals and entities comprising Lessee are and shall each be jointly and severally liable for the due and proper performance of Lessee's covenants, duties and obligations arising under or in connection with this Lease.

         35. GENERAL LIABILITY OF LESSEE. Lessee hereby agrees to hold Lessor harmless and free from Liability because of injury to Lessee, its agents, servants, employees, or third persons while in or on the Building or Expansion Premises. Lessee shall be liable for and shall hold Lessor harmless in respect of: damage or injury to Lessor, Expansion Premises, and property or persons of Lessor's other tenants, or any one else, if due to act or neglect of Lessee, or anyone in his control or employ. Lessee shall at once report in writing to Lessor any defective condition known to him which Lessor is required to repair, and failure to so report shall make Lessee responsible for damages resulting from such defective condition. Lessee shall maintain at its expense, in an amount equal to full replacement cost, broad form fire and extended coverage insurance on its improvements in the Expansion Premises, and all of Lessee's personal property, including removable trade futures, located in the Expansion Premises. Lessee shall also, at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to its activities in the Building, such insurance to afford minimum protection of not less than $1,000,000.00 combined single limit. Lessor and Lessee shall each endeavor to have included in all policies of insurance respectively obtained by them with respect to the Building and/or Expansion Premises a waiver by the insurer of all the right of subrogation against the other in connection with any loss or damage thereby insured against, and Lessor or Lessee, as the case may be, shall not be liable to the other for loss or damage caused by any risk covered by any such insurance which includes a waiver of all right of subrogation against Lessor or Lessee, as the case may be.

         Lessee shall, during term of this Lease, procure at its expense and keep in force the following insurance:

                  (i) Commercial general liability insurance naming the Lessor as an additional insured against any and all claims for bodily injury and property damage occurring in, upon or about the Expansion Premises arising out of Lessee's use and occupancy of the Expansion Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence with a Two Million Dollar ($2,000,000.00) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000.00). If the Lessee has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Lessor and Lessor's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Lessee under this Lease.

                  (ii) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located in, upon or about the Expansion Premises for perils coverage by the causes of loss-special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

                  (iii) Worker's compensation insurance in accordance with statutory law and employer's liability insurance with a limit of not less than $1,000,000 per employee and $500,000 per occurrence.

                  (iv) Such other insurance as Lessor deems necessary and prudent or required by Lessor's beneficiaries, lenders or mortgagees of any deed to secure debt or mortgage encumbering the Expansion Premises.

         The policies required to be maintained by Lessee shall be with companies rated A+ or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Expansion Premises are located and compiled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Lessor prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Lessee shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Expansion Premises and to Lessor as required by this Lease. Each policy of insurance shall provide notification to Lessor at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

         In the event Lessee does not purchase the insurance required by this Lease or keep the same in full force and effect, Lessor may, but shall not be obligated to, purchase the necessary insurance and pay the premium. The Lessee shall repay to Lessor, as additional rent, the amount so paid promptly upon demand. In addition, Lessor may recover from Lessee and Lessee agrees to pay, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Lessor may sustain by reason of the failure of Lessee to obtain and maintain such insurance.

         Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party's property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

         36. DISCLOSURE OF AGENCY RELATIONSHIP. The parties hereto do hereby make the disclosure set forth in the section next to the blank line checked below:

_________                (a) WHEN ONLY ONE REAL ESTATE FIRM IS INVOLVED IN THE
                  TRANSACTION AND IT ACTS AS AGENT OF LESSOR: ALAN JOEL PROPERTIES, INC. has acted as agent for Lessor in this transaction and is to be paid a commission by Lessor. ALAN JOEL PROPERTIES, INC. has not acted as agent in this transaction for Lessee.

X________                (b) WHEN ONE REAL ESTATE FIRM ACTS AS AGENT FOR LESSOR
                  AND ANOTHER REAL ESTATE FIRM ACTS AS AGENT FOR THE LESSEE IN THE TRANSACTIONALAN JOEL PROPERTIES, INC. has acted as agent for Lessor in this transaction and is to be paid a commission by Lessor. JACK ANDERSON & ASSOCIATES, LTD. has acted as agent for Lessee in this transaction and is to be paid a commission by Lessor.

_________                (c) WHEN TWO REAL ESTATE FIRMS ARE ACTING AS AGENTS IN
                  THE TRANSACTION AND BOTH ARE ACTING AS AGENTS FOR LESSOR:
                  ________ and ________ have acted as agents for Lessor in this transaction and are to be paid a commission by Lessor. Neither _________ nor _________ has acted as agent for Lessee in this transaction.

_________                (d) WHEN ONLY ONE REAL ESTATE FIRM IS INVOLVED IN THE
                  TRANSACTION AND IT ACTS AS AGENT OF LESSEE: _________ has acted as agent for Lessee in this transaction and is to be paid a commission by Lessor. __________ has not acted as agent for Lessor in this transaction.

         37. BROKER. Lessee represents and warrants to Lessor that no broker, agent, commission salesperson, or other person has represented Lessee in the negotiations for and procurement of this Lease and of the Expansion Premises (except as disclosed in Section 36) and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person (except as disclosed in Section 36). Lessee agrees to indemnify and hold Lessor harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Lessor as a result of a breach by Lessee of the representation and warranty contained in the immediately preceding sentence or as a result of Lessee's failure to pay commissions, fees or compensation due to any broker who represented Lessee, whether or not disclosed.

         38. SPECIAL STIPULATION. Any special stipulations attached hereto shall become a part of this Lease to the same extent as though set out in full herein.

         39. ESTOPPEL CERTIFICATE. Lessee shall deliver to Lessor within 5 days' written notice of request any estoppel certificate or instrument indicating the current status of this Lease agreement as provided by Lessor or Lessor's agent.



                            SIGNATURE PAGE TO FOLLOW

         IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals the day and year first above written.

                                        "LESSOR":

Signed, sealed and delivered
in the presence of:                     PIEDMONT MAPLE L.L.C.

                                        By: /s/ illegible
                                            ------------------------------------
 /s/ Barry R. Kyall                         Its: illegible
-----------------------------------              -------------------------------
Witness

                                        By: /s/ illegible
                                            ------------------------------------
                                            Its: illegible
                                                 -------------------------------

                                        "LESSEE":

Signed, sealed and delivered
in the presence of:                     FITECH SYSTEMS, INC.

                                        By: /s/ illegible
                                            ------------------------------------
 /s/ illegible                              Its: Sr. VP/Controller
-----------------------------------              -------------------------------
Witness

                                        "AGENT":

Signed, sealed and delivered
in the presence of:                     ALAN JOEL PROPERTIES, INC.

                                        By: /s/ illegible
                                            ------------------------------------
                                            Its: President
-----------------------------------              -------------------------------
Witness

                                   EXHIBIT "A"

[Diagram of city block bordered on three sides by Maple Drive, East Paces Ferry
                             Road and Pedmont Road]

                                   EXHIBIT "A"

                 [Diagram of fourth floor of 3098 Piedmont Road]

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

(i) The sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Lessee, or used for any purpose other than ingress or egress to and from the Expansion Premises.

(ii) No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Expansion Premises, without the prior written consent of Lessor, unless installed by Lessor.

(iii) No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Lessee on any part of the outside of the Expansion Premises or Building or on corridor walls. Signs on entrance door or doors shall be installed by a vendor approved by Lessor and shall conform to building standard signs. Signs on doors shall, at Lessee's expense, be inscribed, painted or affixed for each tenant by sign markers approved by Lessor. In the event of the violation of the foregoing by Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee as additional rent under the Lease.

(iv) The sashes, sash doors, skylights, windows, heating, ventilating and air-conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Lessee, nor shall any plants, bottles, parcels, or other articles be placed on the window sills.

(v) No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public balls, corridors, or vestibules, without the prior written consent of Lessor.

(vi) The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All costs and expenses resulting from any misuse of the fixtures shall be borne by Lessee as additional rent under the Lease.

(vii) Lessee shall not in any way deface any part of the Expansion Premises or the Building. Lessee shall not lay linoleum, or other floor covering, so that the same shall come in direct contact with the floor of the Premise, and, if linoleum or other floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited. No alterations, additions or improvements shall be made to the Expansion Premises without the prior written consent of Lessor.

(viii) No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Expansion Premises. No cooking shall be done or permitted by Lessee on the Expansion Premises, except in conformity to law and then only in the utility kitchen, if as set forth in Lessee's layout, which is to be primarily used by Lessee's employees for heating beverages and light snacks. Lessee shall not cause or permit any unusual or objectionable odors to be produced or permeate from the Expansion Premises.

(ix) No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction.

(x) Lessee shall not make, or permit to be made any unseemly disturbing noises, or disturb or interfere with occupants of the Building or neighboring buildings or Expansion Premises or those having business with them, whether by the use of any musical instrument, radio talking machine, unmusical noise, whistling, singing, or in any other way. Lessee shall not throw anything out of the doors, windows or skylights, or into or down the passageways.

(xi) Neither Lessee, nor any of Lessee's servants, employees, agents, invitees, visitors, or licensees, shall at any time bring or keep upon the Expansion Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Lessee's business office.

(xii) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Lessor. Lessor shall upon the termination of its tenancy, restore to Lessor all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Lessee, and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof, as additional rent under the Lease.

(xiii) Lessee shall not overload the floor. Lessee shall obtain Lessor's consent before bringing any safes, freight, furniture, or bulky articles or matter in the Building or Expansion Premises and Lessor can specify to Lessee the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, or bulky articles or matter of any description must take place during the hours which Lessor or its agent may determine. Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations, or which violates the Lease of which these Rules and Regulations are a part.

(xiv) Lessee shall not occupy or permit any portion of the Expansion Premises to be occupied, without Lessor's express prior written consent, as an office for a public stenographer, or for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business. Lessee shall not engage or pay any employees on the Expansion Premises, except those actually working for Lessee on said Expansion Premises, nor advertise for laborers giving an address of the Building.

(xv) Lessor shall have the right to prohibit any advertising by Lessee which, in Lessor's absolute discretion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall immediately refrain from or discontinue such advertising.

(xvi) Access to the Building shall be regulated during other than normal business hours in such manner as Lessor deems reasonably appropriate. Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Sundays and Holidays as set forth in the Lease, and after 1:00 p.m. on Saturdays all persons who do not have proper card access to the Building for off-hours entrance, or other proper identification for off-hours entry into the Building. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Lessor's opinion, Lessor reserves the right to prevent access to the Building during the continuance of the same by such action as Lessor may deem appropriate, including closing and securing doors.

(xvii) The Expansion Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

(xviii) The requirements of Lessee will be attended to only upon written application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from Lessor.

(xix) Canvassing, soliciting, and peddling in the Building are prohibited and Lessee shall cooperate to prevent the same.

(xx) There shall not be used in any space of the Expansion Premises, or in the public halls of the Building, either by Lessee or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(xxi) All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Lessor or its agents, in a form and manner satisfactory to Lessor.

(xxii) Lessee shall not install any vending machines in the Building or Expansion Premises, without Lessor's prior written consent.

(xxiii) Lessor may, from time to time, waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

(xxiv) These Rules and Regulations are a part of the Lease and are in addition to, and shall not be construed to in any way modify or amend, in whole or part, to terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which Lease text shall control in the instances of conflict with the Rules and Regulations.

(xxv) Lessor reserves the right to make such other and reasonable rules and regulations as in Lessor's judgment may, from time to time, be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein. Such other rules and regulations shall be effective upon adoption by Lessor and written notification disseminated by Lessor to tenants in the Building.

(xxvi) No electric current shall be used by the Lessee except that furnish or approved by the Lessor, nor shall electric or other wires be brought into the Expansion Premises except upon the written approval of the Lessor, and any electric current in excess of that considered by Lessor to be normal for all Lessees in the Building shall be paid for by Lessee, under such rates as are established by Lessor.

(xxvii) Outside windows in the Expansion Premises shall not be opened except by Lessor, nor shall such windows be covered or obstructed by Lessee in any way.

                                   EXHIBIT "C"

                              SPECIAL STIPULATIONS
                                   PAGE 1 OF 2

LESSOR:           PIEDMONT MAPLE L.L.C.

LESSEE:           FITECH SYSTEMS, INC.

EXPANSION
PREMISES:         3098 Piedmont Road, Suite #490, Atlanta, Fulton County,
                  Georgia 30305

DATE:             January 22, 1998



1. Existing Leases. The existing Lease dated April 27, 1994 by and between Piedmont/Maple, LLC as assignee for Norrell Corporation as Lessor and Fitech Systems, Inc. as Lessee for the premises known as Suite #200 located on the 2nd and 3rd floors of the Building comprising of approximately 17,407 square feet and the Second Lease dated November 1, 1995 by and between Piedmont/Maple, LLC as Lessor and Fitech Systems as Lessee for the premises known as Suite #450 located on the fourth floor of the Building comprising of approximately 970 square feet shall both continue through the lease term of July 31, 1999. After July 31, 1999 both of the above mentioned leases shall become null and void and be of no further force and effect.

2. Expansion of the Premises. Lessee and Lessor agree that effective August 1, 1999 Lessor shall lease to Lessee and Lessee shall lease from Lessor the premises located on the 2nd, 3rd and 4th floors (as shown on attached Exhibit "D") of the Building comprising of approximately 18,377 square feet which shall be remeasured in accordance to BOMA standards using a full floor tenant common area factor of 10.5% and a multi-tenant common area factor of 14.5% (collectively, the "Premises") for a term of five (5) years commencing on August 1, 1999 and ending on July 31, 2004. The rental rate for the Premises shall be as follows:

        Period:                                                 Rate per RSF:
        -------                                                 -------------
        08/01/99 - 07/31/00                                     $16.65
        08/01/00 - 07/31/01                                     $17.26
        08/01/01 - 07/31/02                                     $17.89
        08/01/02 - 07/31/03                                     $18.54
        08/01/03 - 07/31/04                                     $19.22

3. Tenant Improvements. Within a reasonable time to begin no later than five (5) days following the execution of this Lease, Lessor shall paint the Expansion Premises (Suite 490 approximately 1828 sq. ft) using Building standard paint finishes. In addition, Lessor shall steam clean the carpets throughout the Expansion Premises only.

So long as Lessee is not in default of this Lease as of July 31, 1999, Lessor shall reimburse, within 30 days of completion, directly to Lessee for the cost to repaint and re-carpet the Premises located on the 2nd ,3rd and 4th floors (excluding the Expansion Premises in suite 490). Notwithstanding the above, Lessor shall only reimburse Lessee for the cost of re-carpeting the Premises so long as the cost of the carpet does not exceed $10.00 per usable square yard installed. Lessor shall approve in writing Lessee's contractor(s) for said improvements. Said approval shall not be unreasonably withheld or delayed.

3. Cancellation Right. Tenant shall have the right to cancel this Lease only as it applies to the Expansion Premises (Suite 490 comprising of approximately 1828 sq. ft) and that certain portion of the Premises known as Suite #450, located on the fourth floor of the Building comprising of approximately 970 square feet (see cross hatched section of Exhibit "E"). Said Cancellation Right shall only be exercisable upon the following terms and conditions:

         1) Lessee leases Suite #330 located on the 3rd floor of the Building comprising of approximately 1603 rentable sq. ft. (hereinafter referred to as "Relocation Premises" as shown on attached Exhibit "F") under the then current terms and conditions of the Expansion Space.

         2)       Lessee is not then in default of this Lease.

         3) Lessee shall provide Lessor with a 90 days advance written notice of its intent to relocate to the Relocation Premise (Suite 330 approximately 1603 sq. ft.)

Lessor shall give Lessee written notice of the availability of the Relocation Premises and Lessee shall have ten (10) days to respond to Lessor in writing of its intent to accept the Relocation Premises under the then current terms and conditions of the Expansion Premises. Only if Lessee accepts the Relocation Premises may Lessee exercise this Cancellation Right. If Lessee exercises its Cancellation Right in accordance to this paragraph then Lessee shall not have to pay rent on the Expansion Premises and the released portion of the Premises (Suite #450 approximately 970 sq. ft.). Should Lessee elect to reject the Relocation Premises, then Lessee shall continue to lease the Expansion Premises under the existing terms and conditions.

4. Right of First Offer. Subject to any existing tenants' renewal options, Lessee shall have a Right of First Offer on any space, which shall become available on the 3rd floor of the Building. Lessor shall provide Lessee with written notice of the availability of any such space on the 3rd floor of the Building and Lessee shall have ten (10) days to accept said space under the then current terms and conditions of the Expansion Premises. If Tenant elects not to exercise its Right of First Offer then Lessor shall have the right to lease said space to any other third party tenant(s) and Lessee shall have no further rights on said space.

In addition to the above, so long as Lessee has exercised all of its Rights of First Offer, on the (3rd) floor of the Building, Lessee shall have additional rights as described above on the (4th) floor of the Building. This Right of First Offer for any existing space on the 4th floor of the Building shall exclude Suite #400 comprising of approximately 1160 square feet (as shown on attached Exhibit "G"). Lessee shall have no rights on Suite #400 of the Building.

5. Concessions: So long as Lessee is not in default of this Lease, Lessee shall be entitled to a Rental Concession equal to Seven Thousand and 00/100 - dollars ($7,000.00) per month for the following months: September 2001, October 2001, September 2002 and October 2002. Said Rental Concessions may be deducted from Lessee's Base Rental payment for the appropriate month.

6. Signage: Lessee shall have the right to an additional two (2) lines in the lobby directory for a total of 3 lines.

7. Parking: All parking for Lessee and Lessee's visitors shall be unassigned and free of charge.

8. Separate Utilities: Lessee shall pay for all costs associated with the computer room including but not limited to the electrical charge, upkeep and maintenance and any repairs on the separate HVAC system.

9. Should Lessee exercise its right of first offer on any 3rd floor space, Landlord agrees to recarpet @ $10/ sq yd. and repaint said if there is a least 3 years remaining on the primary lease.

                                   EXHIBIT "D"

                 [Diagram of second floor of 3098 Piedmont Road]

                                   EXHIBIT "D"

                 [Diagram of third floor of 3098 Piedmont Road]

                                   EXHIBIT "D"

                 [Diagram of fourth floor of 3098 Piedmont Road]

                                   EXHIBIT "E"

                 [Diagram of fourth floor of 3098 Piedmont Road]

                                   EXHIBIT "F"

                 [Diagram of third floor of 3098 Piedmont Road]

                                   EXHIBIT "G"

                 [Diagram of fourth floor of 3098 Piedmont Road]

STATE OF GEORGIA
COUNTY OF FULTON

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT is entered into this 10th day of February, 1999 by and between PIEDMONT/MAPLE, L.L.C., a Georgia limited liability company, (hereinafter referred to as "Lessor", and FITECH SYSTEMS, INC., a Georgia corporation (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

         WHEREAS, on or about January 22, 1998, Lessor and Lessee entered into that certain Lease Agreement (hereinafter referred to as the "Lease") pursuant to which Lessee leased from Lessor certain premises on the fourth (4th) floor of the building (hereinafter referred to as the "Initial Premises") known as Suite 470, located at 3098 Piedmont Road, Atlanta, Fulton County, Georgia, (hereinafter referred to as the "Building"), which are more particularly described in the Lease; and

         WHEREAS, Lessor and Lessee desire to amend the Lease to provide for the expansion of the Initial Premises and certain other matters relating thereto as more particularly set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend as follows:

                        1. RIGHT OF FIRST OFFER EXERCISED
                             Suite #320 & Suite #350

         Pursuant to the letter agreement dated October 28, 1998 and accepted by Lessee on October 30, 1998, Lessee is hereby exercising its Right of First Offer defined in Special Stipulation #4 of the Lease for Suite #320 consisting of approximately 744 rentable square feet and Suite #350 consisting of approximately 771 rentable square feet for a total of approximately 1,515 rentable square feet located on the third (3rd) floor of the Building (hereinafter "Expansion Premises") and shown on attached Exhibit "A". The lease term for this Expansion Premises shall commence upon the delivery of said Expansion Premises to Lessee ("Commencement Date") and shall be co-terminus with the Lease. A copy of the above referenced letter Agreement is attached hereto as Exhibit "B".

                                 2. RENTAL RATE

         The base Rental Rate for the Expansion Premises shall be as follows:

         Period                                      Monthly Rate
         ------                                      ------------
         Commencement Date          - 07/31/99         $2,060.40
         08/01/99                   - 07/31/00         $2,136.15
         08/01/00                   - 07/31/01         $2,214.43
         08/01/01                   - 07/31/02         $2,295.23
         08/01/02                   - 07/31/03         $2,378.55
         08/01/03                   - 07/31/04         $2,465.66

                             3. TENANT IMPROVEMENTS

         Lessor shall, at its sole cost and expense, paint and carpet the Right of First Offer Premises using Lessee's choice of Building standard finishes. Notwithstanding, in no event shall Lessor's cost for the installation of the carpet exceed $10 per square yard. Lessor shall not be responsible for any other improvements to the Initial Premises and/or the Expansion Premises, whatsoever.

                         4. CANCELLATION RIGHT REJECTED

         Lessee hereby acknowledges its Rejection of its Cancellation Right as defined in Special Stipulation #3 of the Lease. Among other things, this Rejection of Cancellation Right also indicates a Rejection of the Relocation Premises consisting of approximately 1,603 rentable square feet located on the third (3rd) floor of the building and commonly known as Suite #330. Lessee shall have no further Cancellation Rights and no further rights to the Relocation Premises. A copy of the letter dated October 28, 1998 notifying Lessee of its Cancellation Right is attached hereto as Exhibit "C". Lessee forfeited the above mentioned Cancellation Right by failing to respond in writing to said letter within the allotted ten (10) day time period.

                        5. RIGHT OF FIRST OFFER REJECTED
                                   SUITE #330

         In addition to Lessee Rejecting its Cancellation Right, Lessee hereby acknowledges its rejection of its Right of First Offer as defined in Special Stipulation #4 of the Lease as it applies to Suite #330 located on the third (3rd) floor of the Building and consisting of approximately 1,603 rentable square feet. Lessee shall have no further rights to said space. A copy of the letter dated November 11, 1998 notifying Lessee of the availability of its Right of First Offer is attached hereto as Exhibit "D". Lessee forfeited the above mentioned Right of First Offer by failing to respond in writing to said letter within the allotted ten (10) day time period.

        Except as expressly amended hereby, all terms and conditions of the Lease remain in full force and effect, and are hereby ratified by the parties.


                                            "LESSOR":

Signed, sealed and delivered in             PIEDMONT MAPLE, L.L.C., a Georgia
the presence of:                            limited liability company


/s/ illegible                               By /s/ illegible
--------------------------------------        ---------------------------------
Witness

                                            Its: Manager
                                                -------------------------------

                                            "LESSEE":

Signed, sealed and delivered in             FITECH SYSTEMS, INC., a Georgia
the presence of:                            corporation

/s/ Katherine L. Palmer                     By: /s/ Michael D. Evans
--------------------------------------         --------------------------------
Witness
                                            Its: Executive V.P.
                                                -------------------------------

                                   EXHIBIT "A"

                 [Diagram of third floor of 3098 Piedmont Road]

                                   EXHIBIT "B"


                        [ALAN JOEL PARTNERS LETTERHEAD]



October 28, 1998


Mr. Robert Schlick
FITECH Systems, Inc.
3098 Piedmont Road
Suite #200
Atlanta, Georgia 30305


Re: Availability of Right of First Offer space on the third floor of 3098 Piedmont Road, Atlanta, Fulton County, Georgia (the "Building") as per that certain Lease Agreement (the "Lease") dated January 22, 1998 by and between Piedmont/Maple, L.L.C. as Lessor and FITECH Systems, Inc. as Lessee for the Expansion Premises known as Suite #490 within the Building.

Dear Bob:

This letter is in response to the above referenced Lease and is to serve as official notice of the upcoming availability of Right of First Offer space within the Building, known as suite #320 consisting of approximately 744 rentable square feet and suite #350 consisting of approximately 771 rentable square feet (the "Right of First Offer Premises" as shown on attached Exhibit "A"). Lessor is hereby notifying Lessee that due to the fact that the existing lessee in the Right of First Offer Premises will not be exercising its renewal option, the Right of First Offer Premises will be available after December 31, 1998.

In accordance with Special Stipulation #4 of the Lease, a copy of which is attached, Lessee shall have ten (10) days from receipt of this notice in which to respond to Lessor in writing as to Lessee's intent to lease or reject this Right of First Offer Premises. In the event Lessee opts to exercise its Right of First Offer, the following terms shall apply:

Lease Term for Right
Of First Offer Premises: To commence on January 1, 1998 (subject to Delivery of
                         Right of First Offer as described below) and to be co-terminus with existing Lease Term.

Delivery of Right of
First Offer Premises:    Lessor shall deliver the Right of First Offer Premises
                         to Lessee upon obtaining possession of said space from the existing lessee. Lessor shall not be liable to Lessee in any manner whatsoever for any holdover by the existing lessee.

Rental Rate:             01/01/99 - 07/31/99           $16.32 per RSF
                         08/01/99 - 07/31/00           $16.92 per RSF
                         08/01/00 - 07/31/01           $17.54 per RSF
                         08/01/01 - 07/31/02           $16.18 per RSF
                         08/01/02 - 07/31/03           $18.64 per RSF
                         08/01/03 - 07/31/04           $19.53 per RSF

                                  EXHIBIT "B"


Mr. Robert Schlick
October 28, 1998
Page Two

Tenant
Improvements:     Lessor shall, at its sole cost and expense, paint and
                  carpet the Right of First Offer Premises using Lessee's choice of Building standard finishes. Notwithstanding, in no event shall Lessor's cost for the installation of the carpet exceed
                  $10 per square yard. Lessor shall not be responsible for any other improvements, whatsoever.

Please signify your exercising of the Right of First Offer by executing this document on behalf of Lessee in the space indicated below and returning this document to my attention at the address above within ten (10) days. Failure to exercise the Right of First Offer and / or failure to return written notification of said exercising of the Right of First Offer within the allotted ten (10) day period shall cause Lessee to forfeit its Right of First Offer with respect to the Right of First Offer Premises and to forfeit any future claims to the Right of First Offer Premises and shall cause Lessor to be relieved of any and all obligation to Lessee with respect to said Right of First Offer with respect to this Right of First Offer Premises.

Please do not hesitate to call should you have any questions or concerns. Your prompt attention to this matter is greatly appreciated.

                              Agreed and accepted the 30th day of October, 1998.
                                       LESSEE: FITECH SYSTEMS, INC.


                                       By: /s/ Michael D. Evans
                                          -------------------------------------

                                       Its: Executive V.P.
                                           -------------------------------------


Sincerely,

ALAN JOEL PARTNERS

/s/ Gerilyn C. Forister
Gerilyn C. Forister
Associate

Attachments:  Exhibit "A" - Right of First Offer space
              Copy of Special Stipulation #4 of the Lease


cc:           Mr. Jim Knudsen, DECK Leasing and Management
              With attachments

                                  EXHIBIT "C"


                        [ALAN JOEL PARTNERS LETTERHEAD]


October 28, 1998


Mr. Robert Schlick
FITECH Systems, Inc.
3098 Piedmont Road
Suite #200
Atlanta,  Georgia 30305


Re: Cancellation Right and Availability of Relocation Premises as per that certain Lease Agreement (the "Lease") dated January 22, 1998 by and between Piedmont/Maple, L.L.C. as Lessor and FITECH Systems,
          Inc. as Lessee for the Expansion Premises known as 3098 Piedmont Road (the "Building"), Suite #490, Atlanta, Georgia 30305.


Dear Bob:

This letter is in response to the above referenced Lease and is to serve as official notice of the upcoming availability of suite #330 in the 3098 Piedmont Road Building, attached hereto as Exhibit "A" and consisting of approximately 1603 rentable square feet (the "Relocation Premises"). Lessor is hereby notifying Lessee that the Relocation Premises will become available after December 31, 1998.

In accordance with Special Stipulation #3 of the Lease, a copy of which is attached, Lessee shall have ten (10) days from receipt of this notice in which to respond to Lessor in writing as to Lessee's intent to lease or reject its Cancellation Right which would, among other things, indicate Lessee's acceptance or rejection of the Relocation Premises. In the event Lessee exercise its Cancellation Right and therefore lease the Relocation Premises, the Lease stipulates that the following terms shall apply:

Cancellation:            Lessee shall cancel the Lease as it applies to suite
                         #490 (defined in the Lease as the "Expansion Premises") consisting of approximately 1,828 RSF and as it applies to that certain portion of the Premises (as defined in the Lease) known as suite #450 consisting of approximately 970 RSF, Lessee shall surrender suite
                         #450 & #490 the later of December 31, 1998 or upon the availability of the Relocation Premises in the same condition as at the commencement of the Lease, normal wear and tear only excepted.

Lease Term for
Relocation Premises:     To commence on January 1, 1999 (subject to Delivery of
                         Relocation Premises as described below) and to be co-terminus with existing Lease Term.

Delivery of
Relocation Premises:     Lessor shall deliver the Relocation Premises to Lessee
                         upon obtaining possession of said space from the existing lessees. Lessor shall not be liable to Lessee in any manner whatsoever for any holdover by the existing lessee.

                                   EXHIBIT "C"


Mr. Robert Schlick
October 28, 1998
Page Two

Rental Rate:     01/01/99 - 07/31/99     $16.32 per RSF
                 08/01/99 - 07/31/00     $16.92 per RSF
                 08/01/00 - 07/31/01     $17.54 per RSF
                 08/01/01 - 07/31/02     $18.18 per RSF
                 08/01/02 - 07/31/03     $18.84 per RSF
                 08/01/03 - 07/31/04     $19.53 per RSF

Tenant
Improvements:    Lessee shall be responsible for any and all improvements to the
                 Premises, with Lessor's reasonable approval. Notwithstanding, so long as Lessee is not in default of this Lease as of
                 July 31, 1999, Lessor shall reimburse Lessee for the actual cost of to repaint and re-carpet the Premises (reimbursement cost of carpet not to exceed $10.00 per usable square yard installed).

Please signify your exercising of the Cancellation Right acceptance of the Relocation Premises by executing this document on behalf of Lessee in the space indicated below and returning this document to my attention at the address above as soon as possible. Failure to exercise the Cancellation Right and accept the Relocation Premises and / or failure to return written notification of said Cancellation and acceptance within the allotted ten (10) day period shall cause Lessee to forfeit its Cancellation Right and to forfeit any future claims to the Relocation Premises and shall cause Lessor to be relieved of any and all obligation to Lessee with respect to said Cancellation Right and Relocation Premises.

Please do not hesitate to call should you have any questions or comments. Your prompt attention to this matter is greatly appreciated.

                               Agreed and accepted the ___ day of October, 1998.
                                 LESSEE:  FITECH SYSTEMS, INC.

                               By:_____________________________________
                               Its:____________________________________

Sincerely,

ALAN JOEL PARTNERS

/s/ Gerilyn C. Forister
Gerilyn C. Forister
Associate

Attachments:   Exhibit "A" - Right of First Refusal space
               Copy of Special Stipulation #3 of the Lease

cc:            Mr. Jim Knudsen, DECK Leasing and Management
               With attachments

                                   EXHIBIT "D"


                        [ALAN JOEL PARTNERS LETTERHEAD]

November 10, 1998

Mr. Robert Schlick
FITECH Systems, Inc.
3098 Piedmont Road
Suite #200
Atlanta, Georgia 30305

Re: Availability of Right of First Offer space on the third floor of 3098 Piedmont Road, Atlanta, Fulton County, Georgia (the "Building") as per that certain Lease Agreement (the "Lease") dated January 22, 1998 by and between Piedmont/Maple, L.L.C. as Lessor and FITECH Systems, Inc. as Lessee for the Expansion Premises known as Suite #490 within the Building.

Dear Bob:

This letter is in response to the above referenced Lease and is to serve as official notice of the upcoming availability of Right of First Offer space within the Building, known as suite #330 consisting of approximately 1603 rentable square feet (the "Right of First Offer Premises" as shown on attached Exhibit "A"). Lessor is hereby notifying Lessee that the Right of First Offer Premises will be available after December 31, 1998.

In accordance with Special Stipulation #4 of the Lease, a copy of which is attached, Lessee shall have ten (10) days from receipt of this notice in which to respond to Lessor in writing as to Lessee's intent to lease or reject this Right of First Offer Premises. In the event Lessee opts to exercise its Right of First Offer, the following terms shall apply:

Lease Term for Right Of
First Offer Premises:      To commence on January 1, 1999 (subject to Delivery
                           of Right of First Offer as described below) and to be co-terminus with existing Lease Term.

Delivery of Right of
First Offer Premises:      Lessor shall deliver the Right of First Offer
                           Premises to Lessee upon obtaining possession of said space from the existing lessee. Lessor shall not be liable to Lessee in any manner whatsoever for any holdover by the existing lessee.

Rental Rate:               01/01/99-07/31/99      $16.32 per RSF
                           08/01/99-07/31/00      $16.92 per RSF
                           08/01/00-07/31/01      $17.54 per RSF
                           08/01/01-07/31/02      $18.18 per RSF
                           08/01/02-07/31/03      $18.84 per RSF
                           08/01/03-07/31/04      $19.53 per RSF

                                   EXHIBIT "D"

Mr. Robert Schlick
November 10, 1998
Page Two

Tenant
Improvements:              Lessee shall, at its sole cost and expense, paint and
                           carpet the Right of First Offer Premises using
                           Lessee's choice of Building standard finishes.
                           Notwithstanding, in no event shall Lessor's cost for the installation of the carpet exceed $10 per square yard. Lessor shall not be responsible for any other improvements, whatsoever.

Please signify your exercising of the Right of First Offer by executing this document on behalf of Lessee in the space indicated below and returning this document to my attention at the address above within ten (10) days. Failure to exercise the Right of First Offer and/or failure to return written notification of said exercising of the Right of First Offer within the allotted ten (10) day period shall cause Lessee to forfeit its Right of First Offer with respect to the Right of First Offer Premises and to forfeit any future claims to the Right of First Offer Premises and shall cause Lessor to be relieved of any and all obligation to Lessee with respect to said Right of First Offer with respect to this Right of First Offer Premises.

Please do not hesitate to call should you have any questions or comments. Your prompt attention to this matter is greatly appreciated.

                               Agreed and accepted the __ day of November, 1998.
                                 LESSEE:  FITECH SYSTEMS, INC.

                               By:____________________________________________
                               Its:___________________________________________

Sincerely,

ALAN JOEL PARTNERS

/s/ Gerilyn C. Forister
Gerilyn C. Forister
Associate

Attachments:   Exhibit "A" - Right of First Offer space
               Copy of Special Stipulation #4 of the Lease

cc:            Mr. Jim Knudsen, DECK Leasing and Management
               With attachments

STATE OF GEORGIA
COUNTY OF FULTON

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT is entered into this 3rd day of September, 1999 by and between PIEDMONT/MAPLE, L.L.C., a Georgia limited liability company, (hereinafter referred to as "Lessor"), and FITECH SYSTEMS, L.P., a Georgia corporation (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 22, 1998 and subsequent First Amendment to Lease Agreement dated February 10, 1999 (hereinafter collectively referred to as the "Lease") pursuant to which Lessee leased from Lessor certain premises on the second (2nd), third
(3rd) and fourth (4th) floors of the building (hereinafter referred to as the "Initial Premises" and shown on attached Exhibit "A") known as Suite #200, located at 3098 Piedmont Road, Atlanta, Fulton County, Georgia, 30305 (hereinafter referred to as the "Building"), which are more particularly described in the Lease; and

         WHEREAS, Lessor and Lessee desire to amend the Lease to provide for the modification of the Premises and certain other matters relating thereto as more particularly set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to amend as follows:

                  1. TERMINATION OF LEASE RIGHTS ON SUITE #470

         Lessor and Lessee hereby agreed that effective September 1, 1999 (the "Effective Date") Lessee shall surrender all leasehold rights for the approximately 1,828 rentable square feet known as Suite #470 of the Initial Premises (shown on attached Exhibit "B"). In addition, as of the Effective Date, Lessee shall be relieved of all obligations associated with the leasing of said Suite #470 except for those obligations, which by their nature, survive this termination. Lessee shall deliver Suite #470 to Lessor along with all keys to said suite in the same condition in which it was presented, in a "broom clean" condition, normal wear and tear excepted.

                            2. EXPANSION OF PREMISES

         So long as Lessee is not in default of its lease, as of the Effective Date, Lessor leases to Lessee and Lessee leases from Lessor Suite 420 (shown on the attached Exhibit "C") for a total expansion area of approximately 1,744 RSF ("Expansion Premises"). Said Expansion Premises shall be leased by Lessee under the same terms and conditions as those set forth in the Lease.

                              3. MODIFIED PREMISES

         Lessor and Lessee hereby agree, that as of the Effective Date in accordance with the above and in accordance with Special Stipulation #2 of the Lease, the total area leased by Lessee (which includes the Initial Premises, minus Suite #470, plus the Expansion Premises) consists of a total of 23,346 Rentable Square Feet ("Modified Premises") as shown on the attached Exhibit "D".


                                 4. RENTAL RATE

         The rental rate for the Modified Premises shall be in accordance with the rates stated in Special Stipulation #2 of the Lease. Therefore, as of the Effective Date the rental rate for the entire Modified Premises shall be as follows:

            Period                      Rate Per RSF       Monthly Rate
            ------                      ------------       ------------
            09/01/99-07/31/00           $16.65             $32,392.58
            08/01/00-07/31/01           $17.26             $33,579.33
            08/01/01-07/31/02           $17.89             $34,805.00
            08/01/02-07/31/03           $18.54             $36,069.57
            08/01/03-07/31/04           $19.22             $37,392.51

                                             "LESSOR"

Signed, sealed and delivered in              PIEDMONT MAPLE, L.L.C., a Georgia
the presence of:                             limited liability company

/s/ illegible                                By: /s/ illegible
-------------------------------                  -------------------------------
Witness illegible
                                             Its: /s/ illegible
                                                  ------------------------------

                                             "LESSEE"

Signed, sealed and delivered                 FITECH SYSTEMS, INC., a Georgia
the presence of:                             corporation

/s/ illegible                                By: /s/ Michael D. Evans
-------------------------------                  -------------------------------
Witness
                                             Its: Executive VP
                                                  ------------------------------

                                   EXHIBIT "A"
                                INITIAL PREMISES
                                   PAGE 1 OF 3

                 [Diagram of second floor of 3098 Piedmont Road]

                                   EXHIBIT "A"
                                INITIAL PREMISES
                                   PAGE 2 OF 3

                 [Diagram of third floor of 3098 Piedmont Road]

                                   EXHIBIT "A"
                                INITIAL PREMISES
                                   PAGE 3 OF 3

                 [Diagram of fourth floor of 3098 Piedmont Road]

                                   EXHIBIT "B"
                   SUITE #470 TERMINATION OF LEASEHOLD RIGHTS
                                   PAGE 1 OF 1

                 [Diagram of fourth floor of 3098 Piedmont Road]

                                   EXHIBIT "C"
                               EXPANSION PREMISES
                                   PAGE 1 OF 1

                 [Diagram of fourth floor of 3098 Piedmont Road]

                                   EXHIBIT "D"
                                MODIFIED PREMISES
                                   PAGE 1 OF 3

                 [Diagram of second floor of 3098 Piedmont Road]

                                   EXHIBIT "D"
                                MODIFIED PREMISES
                                   PAGE 2 OF 3

                 [Diagram of third floor of 3098 Piedmont Road]

                                   EXHIBIT "D"
                                MODIFIED PREMISES
                                   PAGE 3 OF 3

                 [Diagram of fourth floor of 3098 Piedmont Road]

                               ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE is made as of the 31ST day of AUGUST, 2000, by and between FITECH SYSTEMS, L.P., A GEORGIA LIMITED PARTNERSHIP (hereinafter "Assignor") and LIBERTY FITECH SYSTEMS, INC. (F/K/A FS ACQUISITION, INC.) ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, Assignor is the Tenant under the terms, covenants and agreements of that certain lease between PIEDMONT/MAPLE, L.L.C., as Landlord, and Assignor, as Tenant dated the 22ND day of JANUARY, 1998, as amended by that First Amendment to Lease Agreement dated 10 February 1999 and by that Second Amendment to Lease Agreement dated 3 September 1999 (collectively hereinafter the "Lease"), a copy of which is attached hereto as Exhibit "A" relating to certain Premises on the second, third, and fourth floor generally known as Suite #200 totaling approximately 23,346 Rentable Square Feet located at 3098 Piedmont Road, Atlanta, GA, 30305 (the "Premises"); and

         WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Lease to Assignee commencing on the date of this assignment.

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid by Assignee to Assignor, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys all of its right, title and interest in and to the Lease to Assignee.

         Assignor hereby warrants to Assignee that (i) it is the sole owner of the Tenant's interest under the Lease free from any and all claims and encumbrances of any nature, (ii) as of the date hereof, and upon receipt of the payment to Landlord of $46,661.61 referenced below the "Past Due Rent Amount"), all rental payments are current and Assignor is not otherwise in default under any of its obligations under the Lease, (iii) Landlord has not defaulted under any of its obligations under the terms of the Lease, (iv) the Lease is valid and enforceable and has not been supplemented, amended, or modified or assigned except as set forth herein, (v) Landlord has no claim against Assignor for damages of any kind arising out of the Lease or otherwise, (vi) Assignor has not received notice that the operation of the business by Assignor in the Premises, or the improvements installed by Assignor in the Premises, violate any applicable Federal, State or local ordinances, codes, statutes, rules or regulations, and (vii) Exhibit "A" is a true, complete and accurate copy of the entire Lease and there are no modifications or amendments to the Lease which are not set forth on Exhibit "A". Assignor hereby indemnifies Assignee from any claim, loss, cost or expense (including attorneys' fees) which Assignee may suffer as the result of Assignor's status as tenant under the Lease or a breach by Assignor of its duties under the Lease, occurring up to and including the date hereof.

      Assignee, by its acceptance hereof, hereby assumes the obligations of Assignor under the Lease arising from and after the date hereof, except those obligations arising or related to the period of time prior to the date of this Assignment and agrees that it shall perform all of Assignor's duties under the terms, covenants and agreements of the Lease arising from and after the date hereof. To Assignee's knowledge, without inquiry or investigation other than examination of the Premises and inquiry to Assignor, Landlord is not in default under the Lease.

      Assignor and Assignee represents and warrants to Landlord that each has the right and authority to execute and deliver this Assignment and that the Past Due Rent Amount will be paid to Landlord within 5 business days after the closing of the transaction between Assignor and Assignee.

      This Assignment shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto.

      This Assignment shall be construed and enforced in accordance with the laws of the State of GEORGIA.

      Notices shall be deemed effectively given when delivered as per the Lease to the following if different from the Lease;

                       Assignor:    FITECH SYSTEMS, L.P
                                    3098 PIEDMONT ROAD NE, SUITE 200
                                    ATLANTA, GA 30305
                                    TELEFAX NO.: 404-233-4815

                       Assignee:    LIBERTY FITECH SYSTEMS, INC.
                                    LIBERTY DEVELOPMENT CENTER
                                    5267 PROGRAM AVENUE
                                    MOUNTS VIEW, MN 55112
                                    TELEFAX NO.: 651-604-5506

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Lease under seal as of the day and year first above written.

                            LIBERTY FITECH SYSTEMS, INC.

                            By:       /s/ Leon I. Steinberg
                                     -------------------------------------------
                                     Leon I. Steinberg, Chief Executive Officer

                            FITECH SYSTEMS, L.P.

                            By:       /s/ Sanders N. Green
                                     -------------------------------------------
                                     Sanders N. Green, Chief Executive Officer
                                     of FiTECH, Inc., a Georgia Corporation, and
                                     General Partner of FiTECH Systems, L.P.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                               CONSENT OF LANDLORD

      Landlord hereby consents to the foregoing assignment of the Lease by Assignor to Assignee.

      Landlord represents, warrants and confirms that to its knowledge as of the date hereof, and upon receipt of the payment to Landlord of $46,661.61 ("Past Due Rent Amount"), all rental payments are current and Assignor is not otherwise in default under any of its obligations under the Lease. Landlord's Consent to this assignment will be effective upon Landlord's receipt of the entire Past Due Rent Amount.

                            LANDLORD:

                                  PIEDMONT/MAPLE, LLC
                                  a Georgia limited liability company

                                  By:  Kaufman Development Partners, LP
                                  a Georgia limited partnership, as Member

                                  By:  Kaufman Realty Group, Inc.
                                     -------------------------------------------
                                       a Georgia corporation, its sole General
                                       Partner

                                  By:  /s/ illegible
                                     -------------------------------------------

                                  Title:  President
                                        ----------------------------------------

                       THIRD AMENDMENT TO LEASE AGREEMENT

      THIS THIRD AMENDMENT TO LEASE AGREEMENT is entered into this 29th day of a May, 2001 by and between PIEDMONT / MAPLE, L.L.C., a Georgia limited liability company, (hereinafter "Lessor"), and LIBERTY FITECH SYSTEMS, INC. (hereinafter "Lessee").

                                   WITNESSETH

      WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 22, 1998, subsequent 1st Amendment dated February 10, 1999, subsequent 2nd Amendment dated September 3, 1999 and Assignment of Lease dated August 31, 2000, totaling approximately 23,346 Rentable Square Feet (RSF) collectively known as "Original Lease", Lessor leased certain premises to Lessee known as 3098 Piedmont Road, Suite 200, Atlanta, Fulton County, Georgia 30305 ("Original Premises"); and

      WHEREAS, Lessor and Lessee desire to amend the Original Lease to provide for the expansion of the Leased Premises and certain other matters relating thereto as more particularly set forth herein;

      NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency if which are hereby acknowledged, Lessor and Lessee hereby agree to amend as follows:

      1. Lessee is hereby expanding its Original Premises by leasing an additional approximately 130 RSF known as a portion of the third floor hallway, located on the 3rd Floor of the Building ("Expansion Premises") shown on attached Exhibit "A". Therefore the total "Modified Premises" (inclusive of the Original Premises and Expansion Premises) shall be a total of approximately 23,476 RSF. This Third Amendment shall commence on May 15, 2001.

      2. The total monthly rental for the Original Premises and Expansion Premises shall be adjusted as follows:

                         PERIOD                         TOTAL MONTHLY RENTAL
                         ------                         --------------------
                         5/1/01 - 7/31/01                     $33,579.33
                         8/1/01 - 7/31/02                     $34,805.00
                         8/1/02 - 7/31/03                     $36,069.57
                         8/1/03 - 7/31/04                     $37,392.51

      3. Lessee agrees to accept the Expansion Premises and Original Premises in an "as-is" condition. Lessor shall not be responsible for any improvements to the Original Premises or Expansion Premises, whatsoever.

      4. Prior to commencement of any improvements, Lessee shall provide Lessor with construction plans of the Expansion Premises and/or Original Premises. It is the understanding and agreement of the parties that Lessee shall be responsible for providing Lessor with as-built floor plans for the remodeled Premises upon completion of all improvements.

      5. Lessor shall give Lessee a one time First Right of Refusal on Suite 330 consisting of approximately 1,603 RSF. This one time First Right of Refusal shall expire on August 31, 2001. If exercised, the Lessee shall take possession of Suite 330 on February 1, 2002 in an "As-Is" condition. The rental rate for Suite 330 shall be added to Lessee's Original Lease rental schedule and shall be calculated at the same rate per RSF as the Original Lease rate per RSF and shall have the same rental increase dates as the Original Lease. Lessor and Lessee shall add suite 330 to the Original Lease by an amendment.

      6. KRG Brokerage, LLC is exclusively representing Lessor in the transaction. KRG Brokerage, LLC does not represent Lessee in this transaction. Lessee agrees to indemnify Lessor from any outside broker claiming to represent Lessee in this transaction.

      7. With the exception of the above, all other terms and conditions of the Original Lease remain in effect.

                             SIGNATURES ON NEXT PAGE

In Witness Whereof, the parties have hereunto set their hands and affixed their seals the day and year first above written,

                                   "LESSOR":
                                    ------

                                   PIEDMONT/MAPLE, L.L.C.
                                   a Georgia limited liability company

                                   By:  Kaufman Development Partners, L.P.,
                                        a Georgia limited partnership, as Member

                                        By:  KRG-General Partner, Inc., a
                                             Delaware corporation, its general
                                             partner
 Signed, sealed and delivered
 In the presence of:               By:  /s/ illegible
                                        --------------

  /s/ illegible                    Title:  VP
 ----------------------------              -----------
 Witness

                                   Date:  6.4.01
                                          -------

                                   "LESSEE":
                                   ------

                                   Liberty FiTech Systems, Inc.
                                   a Georgia Corporation
 Signed, sealed and delivered
 in the presence of:               By:  /s/ Michael D. Evans
                                        ---------------------

                                   Print Name:  Michael D. Evans
                                                ----------------------

  /s/ Katherine L. Palmer          Title:  President
 ----------------------------              -----------
 Witness

                                   Date:  5/25/01
                                          --------

                                    EXHIBIT A

                 [Diagram of third floor of 3098 Piedmont Road]

                       FOURTH AMENDMENT TO LEASE AGREEMENT

      THIS FOURTH AMENDMENT TO LEASE AGREEMENT ("FOURTH AMENDMENT") is entered into this 21 day of January, 2002 by and between PIEDMONT/MAPLE, L.L.C., a Georgia limited liability company, (hereinafter "Lessor"), and LIBERTY FITECH SYSTEMS, INC., A MINNESOTA CORPORATION (hereinafter "Lessee").

                                   WITNESSETH

      WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated January 22, 1998, subsequent 1st Amendment dated February 10, 1999, subsequent 2nd Amendment dated September 3, 1999 subsequent Assignment of Lease dated August 31, 2000 and Third Amendment to Lease Agreement dated the 29th day of May, 2001 totaling approximately 23,476 Rentable Square Feet (RSF) collectively known as "Original Lease", Lessor leased certain premises to Lessee known as 3098 Piedmont Road, Suite 200, Atlanta, Fulton County, Georgia 30305 ("Original Premises"); and

      WHEREAS, Lessee has notified Lessor of its exercise of its First Right of Refusal as defined in Paragraph 5 of the Third Amendment to this Lease (permitting Lessee to lease and occupy additional space) and Lessor and Lessee have agreed to delay the commencement of the Lesser's expansion into the additional space and certain other matters relating thereto and as set forth herein;

      WHEREAS, Lessor and Lessee desire to amend the Lease to provide for the expansion of the Leased Premises and certain other matters relating thereto as more particularly set forth herein;

      NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency if which are hereby acknowledged, Lessor and Lessee hereby agree to amend as follows:

      1. Lessee hereby agrees to delay the commencement of its previously exercised one time First Right of Refusal on Suite 330, consisting of approximately 1,596 RSF, from February 1, 2002 to February 1, 2003.

      2. CONTINGENCY: The delay of commencement as described herein is subject to and contingent upon the execution and delivery of an amendment of lease by Housing Resource Center, Inc., (hereinafter referred to as "HRCI") extending its lease from January 31, 2002 to January 31, 2003.

            Upon the Lessor's delivery of the Fourth Expansion Premises (as defined below), Lessee will expand its Original Premises by leasing an additional approximate 1,596 RSF located on the 3rd Floor of the Building and known as Suite 330 ("Fourth Amendment Expansion Premises") shown on attached Exhibit "A" and thereafter the total "Modified Premises" (inclusive of the Original Premises and Fourth Amendment Expansion Premises) shall be a total of approximately 25,079 RSF. This Amendment will become effective as an amendment to the Lease as of, on and after the date stated above; however, the Lease (as amended by this

            Fourth Amendment) will apply to the Fourth Amendment Expansion Premises as of, on, and after the date of delivery of the Expansion Premises to Lessee, and shall continue in effect until otherwise amended by the parties in writing or until expiration or sooner termination of the Lease. The Fourth Amendment Expansion Premises will be deemed delivered to Lessee upon Lessor's delivery to Lessee of a written notice stating that the Expansion Premises are ready for Lessee's use and occupancy. The parties acknowledge that the Fourth Amendment Expansion Premises are currently under lease to HRCI and that HRCI must return the Fourth Amendment Expansion Premises to Lessor's possession and control prior to the Lessor's delivery to Lessee. Lessor will use commercially reasonable efforts to recover possession from HRCI so as to deliver the Fourth Amendment Expansion Premises to Lessee on or before 1 February 2003; however, in no event shall Lessee be obligated to pay rent on the Fourth Amendment Expansion Premises until Lessor's delivery of such premises.

      3. The total monthly rental for the Original Premises and Expansion Premises shall be adjusted as follows commencing February 1, 2003:

                         PERIOD                            TOTAL MONTHLY RENTAL
                         ------                            --------------------
                         02/01/03 - 07/31/03                    $38,532.49
                         08/01/03 - 7/31/04                     $39,945.76

      4. On or about the time of execution of this Fourth Amendment, Lessor and Lessee shall inspect the Fourth Amendment Expansion Premises to determine the condition thereof. Lessee agrees to accept the Fourth Amendment Expansion Premises in the same condition, reasonable wear and tear excepted, as it is in as of the date of execution of this Fourth Amendment (hereinafter known as the "As Is Condition"). During the period commencing after the inspection and ending upon Lessor's deliver to Lessee, Lessor will not permit HRCI to make changes within the Expansion Premises without the written consent of the Lessee. In the event that upon vacating the Fourth Amendment Expansion Premises HRCI causes damage and fails to restore the Fourth Amendment Expansion Premises to the As Is Condition (reasonable wear and tear excepted), the Lessor will at no expense to Lessee reasonably restore the Fourth Amendment Expansion Premises to the As Is Condition (reasonable wear and tear excepted) and rent shall be abated on the portion of the Fourth Amendment Expansion Premises being restored until restoration has been completed. With exception of any required restoration, Lessor shall not be responsible for any improvements to the Original Premises or Fourth Amendment Expansion Premises.

      5. Prior to commencement of any improvements, Lessee shall provide Lessor with construction plans of the Expansion Premises and to the degree affected, Original Premises (hereinafter collectively known as the "Improved Premises"). Within thirty (30) days of completed such improvements, Lessee shall be responsible for providing Lessor with as-built plans for the Improved Premises upon completion of all improvements.

      6. KRG Brokerage, LLC is exclusively representing Lessor in this transaction. KRG Brokerage, LLC does not represent Lessee in this transaction. Lessee agrees to indemnify Lessor from any outside broker claiming to represent Lessee in this transaction.

      7. With the exception of the above, all other terms and conditions of the Lease remain in effect.

      8. Lessor and Lessee agree that Lessee has no further First Right of Refusal to exercise under the Lease.

      9. The recitals set forth above are incorporated by reference into this Fourth Amendment. All capitalized terms used but not defined in this Fourth Amendment shall have the same meaning as in the Lease.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed their seals the day and year first above written.

                                        "LESSOR":

                                        PIEDMONT/MAPLE, L.L.C.
                                        a Georgia limited liability company

                                        By:  Kaufman Development Partners, L.P.,
                                             a Georgia limited partnership, as Member

                                             By:  KRG-General Partner, Inc.,
                                                  a Delaware corporation,
                                                  its general partner
Signed, sealed and delivered
In the presence of:                     By:  /s/ illegible
                                             --------------

                                        Title:  VP
----------------------------                    -----------
Witness

                                        Date:  1-30-02
                                               ------------

                                       "LESSEE":

                                       Liberty FiTech Systems, Inc., a Minnesota
                                           corporation
Signed, sealed and delivered
in the presence of:                    By: /s/ Michael D. Evans
                                          ---------------------
                                       Print Name: Michael D. Evans

 /s/ Katherine L. Palmer               Title: President
----------------------------                 ----------
Witness

                                       Date: 1/21/02
                                            --------

                                   EXHIBIT "A"

                 [Diagram of third floor of 3098 Piedmont Road]

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this "AGREEMENT") is made as of this 30th day of June, 2003, by and between LIBERTY FITECH SYSTEMS, INC., a Minnesota corporation ("ASSIGNOR"), OPEN SOLUTIONS FITECH, INC., a Delaware corporation ("Assignee") and PIEDMONT/MAPLE, L.L.C. ("LANDLORD").

                                RECITALS OF FACT

      A. Assignor is the present "Tenant" under that certain Lease Agreement dated January 22, 1998 between Assignor (as successor to FiTech Systems, Inc.) and Piedmont/Maple, L.L.C., as amended by First Amendment to Lease Agreement dated February 10, 1999, by Second Amendment to Lease Agreement dated September 3, 1999, by Third Amendment to Lease Agreement dated May 29, 2001, and by Fourth Amendment of Lease dated January 21, 2002 (the "LEASE").

      B. The Lease affects that certain approximately 25,079 rentable square feet of space commonly known as Suite 200, 3098 Piedmont Road, Atlanta, Georgia (the "PREMISES"), which Premises comprise a portion of the real property described therein (the "PROPERTY").

      C. Assignor desires to assign to Assignee and Assignee desires to accept from Assignor the assignment of the leasehold interest and all other rights created under the Lease, effective as of the date of this Agreement (hereinafter the "CLOSING DATE"), subject to the terms and conditions set forth herein.

      D. Landlord wishes to consent to the assignment of the Lease from Assignor to Assignee on the terms and conditions of this Agreement.

      E. The parties have agreed to execute this Assignment and Assumption of Lease Agreement in connection with the transfer of certain assets of Assignor to Assignee as more fully described in the Asset Purchase Agreement dated June 30, 2003, by and between Assignor and Assignee (the "PURCHASE AGREEMENT").

                                    AGREEMENT

      IN CONSIDERATION of the premises and covenants set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all parties, the parties hereby agree as follows:

      1. Assignment. Effective as of the Closing Date, Assignor hereby assigns, transfers, sets over and conveys to Assignee, its successor and assigns, all of Assignor's right, title and interest in and to (a) the Lease; (b) the Premises,
(c) all security deposits and prepaid rentals with respect to the Lease (d) any other portion of the Property in which Assignor has any right or interest under the Lease or any associated or collateral agreements; and (e) all incidental and appurtenant rights which Assignor may have or possess in connection with the Lease, the Premises or the Property. Assignor represents that Assignor has delivered true, correct and complete copies of the Lease to Assignee.

      2. Assumption. Effective as of the Closing Date, Assignee hereby assumes each and every obligation of "Tenant" arising and to be performed after the Closing Date under the Lease.

      3. Representations and Warranties. The covenants, representations, warranties and indemnities of Assignor and Assignee in the Purchase Agreement shall not be limited by anything contained in this Agreement, and in the event of any conflict between the provision of this Agreement and the representations and warranties of Assignor and/or Assignee in the Purchase Agreement, the representations and warranties of the Assignor and/or Assignee in the Purchase Agreement shall prevail. Assignor acknowledges that he shall remain liable under the Lease for all the obligations of tenant to be performed,

      4. Estoppel and Release. Assignor and Assignee acknowledge and agree that
(a) Landlord is not in default under any of the terms of the Lease; (b) all obligations and conditions under the Lease to be performed to date by Landlord have been satisfied; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Landlord under the Lease; and (d) Assignor has no current defenses or claims against Landlord or rights of offset against any rents payable to Landlord under the Lease or otherwise. Assignee and Assignor, in consideration of the execution of this Agreement by Landlord, hereby release and discharge Landlord, its employees, its agents, and its successors and assigns from any and all claims, suits, actions or causes of action in law or in equity arising directly or indirectly out of or pursuant to the Lease or Tenant's use and occupancy of the Premises arising prior to the Closing Date.

      5. Acceptance of Premises. Assignee accepts the Premises (including all systems serving the Premises such as HVAC, electrical and plumbing) in "AS-IS" condition with all faults and agrees that Assignor, and not Landlord, is responsible for the current condition thereof. Landlord and Assignee acknowledge and agree that Assignee shall immediately occupy the Premises as provided herein. Assignee shall solely be responsible for any alterations to the Premises (to include repairs, alterations, upgrades or the like to the systems serving the Premises) that Assignee deems necessary for the conduct of its business therein and, subject to Landlord's prior approval thereof, Assignee shall perform all Work in the Premises in accordance with the Lease and any governmental laws, rules, regulations or ordinances, including, but not limited to, the Americans with Disabilities Act. Assignor and Assignee agree that all fixtures (expressly including but not limited to lighting, HVAC and plumbing), other than trade fixtures, are the property of Landlord and shall remain in the Premises upon the expiration or sooner termination of the Lease. Assignor and Assignee warrant that as of the date hereof, Assignee owns all equipment, trade fixtures and leasehold improvements on the Premises, free and clear of any liens, claims or other encumbrances.

      6. Further Action. Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee or Assignee's successors and assigns, any new or confirmatory instruments which Assignee or Assignee's successors and assigns may reasonably request in order to fully assign and transfer to and vest in Assignee or Assignee's successors and assigns and to protect Assignee or Assignee's successors' and assigns' right, title and interest in and to each of the Leases assigned hereby.

      7. Landlord's Consent. Landlord hereby consents to the terms of this Agreement without waiver of the restriction concerning further assignment.

      8. Guarantors. In consideration of the Landlord's entry into this Agreement, Liberty Enterprises, Inc., a Minnesota corporation, and Open Solutions, Inc. (jointly and severally "Guarantors") shall each guaranty payment and performance under the terms of the Lease by executing a guaranty contemporaneously with this Agreement in the form attached hereto as Exhibit A. Each Guarantors hereby acknowledges and consents to all of the terms, conditions and obligations of Tenant with respect to the Lease and this Agreement.

      9. Miscellaneous. This Agreement shall be governed by the laws of the state in which the property is located. This Agreement may not be amended except by a document signed by all parties hereto.

      10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement an of the day and year first above written.

ASSIGNOR:                        LIBERTY FITECH SYSTEMS, INC.

                                 By:  /s/ Stanley C. Hollen
                                      -------------------------------------
                                      Name:  Stanley C. Hollen
                                      Title: CEO

ASSIGNEE:                        OPEN SOLUTIONS FITECH, INC.

                                 By:  /s/ Carl D. Blandino
                                      -------------------------------------
                                      Name:  Carl D. Blandino
                                      Title:  VP + CFO

LANDLORD:                        PIEDMONT/MAPLE, L.L.C.,
                                 a Georgia limited liability company

                                 By:   Kaufman Development Partners, L.P.,
                                       a Georgia limited partnership, as Member

                                       By:  KRG-General Partner, Inc.,
                                            a Delaware corporation,
                                            its general partner

                                 By: /s/ Craig Kaufman
                                      -------------------------------------
                                      Name:  Craig Kaufman
                                      Title:  President

GUARANTOR:                       LIBERTY ENTERPRISES, INC.,
                                 a Minnesota corporation

                                 By:  /s/ Stanley C. Hollen
                                      -------------------------------------
                                      Name:  Stanley C. Hollen
                                      Title: CEO

GUARANTOR:                       OPEN SOLUTIONS INC., a Delaware corporation

                                 By:  /s/ Carl D. Blandino
                                      -------------------------------------
                                      Name:  Carl D. Blandino
                                      Title:  VP + CFO